Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-28737 and 333-46775) and on Form S-8 (Nos. 33-52148, 33-62894, 333-19131, 333-27697, 333-27699, 333-27701 and
333-27703).


                                            /s/ ARTHUR ANDERSEN LLP

San Antonio,  Texas
March 16, 1998

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